MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
www.ellisfoster.com
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We  hereby  consent to the use of our report dated October 1, 2004, with respect to the balance sheets of Portaltochina.com, Inc. as at May 31, 2004 and 2003 and the related statements of stockholders' deficiency, operations and cash flows from May 18, 2003 (inception) to May 31, 2004 and the statements of operations and cash flows for the year ended May 31, 2004 and for the period from May 18, 2003 (inception) to May 31, 2003, included in the filing of the Registration Statement (Form SB-2), dated May 31, 2005.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.





                                              "MOORE STEPHENS ELLIS FOSTER LTD."
Vancouver,  British  Columbia                       Chartered  Accountants
Canada
May 31, 2005





EF   A partnership of incorporated professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
     - members in principal cities throughout the world